Exhibit 4.3

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and among

PROPETRO HOLDING CORP.,

and

THE INVESTORS NAMED ON SCHEDULE A HERETO

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into effective as of December 27, 2016 by and among ProPetro Holding Corp., a Texas corporation (the “Company”), and each of the Persons set forth on Schedule A hereto (collectively, the “Investors”).

WHEREAS, the Company and the Investors have entered into that certain Series A Convertible Preferred Stock Purchase Agreement, dated effective as of the date hereof (the “Purchase Agreement”); and

WHEREAS, the Company now desires to provide the Investors certain rights to registration under the Securities Act (as defined below) of the Registrable Securities (as defined below), upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, mutual promises, agreements and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1     Definitions.  The terms set forth below are used herein as so defined:

“Accepting Holders” has the meaning specified therefor in Section 2.3(a) of this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act; provided, however, that, in no event shall (a) the Company or any of its subsidiaries be considered an Affiliate of any Investor and (b) any Investor be considered an Affiliate of any other Investor. For the avoidance of doubt, any Persons (other than portfolio companies), that are directly or indirectly managed or controlled by the same fund manager (or fund managers that are Affiliates) shall be deemed to be Affiliates.

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Business Day” means any day that is not Saturday, Sunday or other day when banks are required or permitted to be closed in the State of Texas.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the shares of common stock, par value $0.001 per share, of the Company and any stock into which such Common Stock may thereafter be converted or exchanged.

“Common Stock Price” means the volume weighted average closing price of a share of Common Stock, as reported on the national securities exchange on which the Common Stock trades, for the ten trading days immediately preceding the date of determination.

“Company” has the meaning set forth in the preamble of this Agreement.

“Delay Liquidated Damages” has the meaning specified therefor in Section 2.1(c)(ii) of this Agreement.

“Demand Offering” has the meaning specified therefor in Section 2.3(a) of this Agreement.

“Demand Request” has the meaning specified therefor in Section 2.3(a) of this Agreement.

“Effectiveness Period” has the meaning specified therefor in Section 2.1(a) of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Existing Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of March 4, 2013, by and among the Company and each of the other parties identified on the signature pages thereto (such parties thereto, the “Existing Shareholders”).

“Existing Shareholder” has the meaning specified therefor in the definition of “Existing Registration Rights Agreement”.

“Holder” means any Investor or any Transferee that is a record holder of any Registrable Securities.

“In-Kind Amount” has the meaning specified therefor in Section 2.1(c)(iii) of this Agreement.

“Included Registrable Securities” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Initiating Holders” has the meaning set forth in Section 2.3(a) of this Agreement.

“IPO” means the Company’s first Underwritten Offering that is pursuant to a registration statement filed with the Securities and Exchange Commission and declared effective under the Securities Act.

“Liquidated Damages” has the meaning specified therefor in Section 2.1(c)(i) of this Agreement.

“Losses” has the meaning specified therefor in Section 2.8(a) of this Agreement.

“Managing Underwriter” or “Managing Underwriters” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Piggyback Registration” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Purchase Agreement” has the meaning set forth in the recitals of this Agreement.

“Registrable Securities” means any shares of Common Stock held at any time by any of the Investors or Transferees, and any Common Stock or other securities of the Company or any successor entity which may be issued or distributed in respect of the Registrable Securities by way of stock dividend or stock split or other distribution, recapitalization, merger, consolidation, business combination, conversion, reorganization, reclassification or similar transaction; provided, however, that any such securities will cease to be Registrable Securities when (i) a Registration Statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act or (iii) such securities shall have ceased to be outstanding.

“Registration Expenses” has the meaning specified therefor in Section 2.7(a) of this Agreement.

“Registration Statement” means a registration statement under the Securities Act to permit the resale of the Registrable Securities, including a Shelf Registration Statement.

“Requesting Holders” has the meaning specified therefor in Section 2.3(a) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified therefor in Section 2.7(a) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Shareholders” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Shelf Registration Statement” means a registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time as permitted by Rule 415 of the Securities Act (or any similar provision then in force under the Securities Act).

“Transferee” has the meaning specified therefor in Section 2.10 of this Agreement.

“Underwritten Offering” means a public offering (including an offering pursuant to a Shelf Registration Statement) in which shares of Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that both (i) includes Common Stock being sold on a secondary basis and not being newly issued by the Company in connection with such offering and (ii) is a “bought deal” with one or more investment banks.

ARTICLE II
REGISTRATION RIGHTS

Section 2.1     Shelf Registration.

(a)        Shelf Registration.  The Company shall use its commercially reasonable efforts to (i) prepare and file a Registration Statement following the consummation of an IPO to permit the public resale of Registrable Securities and (ii) cause such Registration Statement to become effective no later than 180 days following the consummation of the IPO (the “Effectiveness Deadline”). A Registration Statement filed pursuant to this Section 2.1(a) shall be on such appropriate registration form of the Commission as shall be selected by the Company.  The Company will use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2.1(a) to be continuously effective under the Securities Act until the earliest of (i) all Registrable Securities covered by the Registration Statement have been distributed in the manner set forth and as contemplated in the Registration Statement, (ii) there are no longer any Registrable Securities outstanding and (iii) five years following the IPO (the “Effectiveness Period”).  The Registration Statement, when declared effective (including the documents incorporated therein by reference), will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)        Delay Rights.  Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Selling Holder whose Registrable Securities are included in the Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement) if (i) the Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Company determines, in good faith, that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Registration Statement, (ii) the Company has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the

Company, would be materially detrimental to the Company or its business prospects or (iii) the Company is required under the Securities Act or the Exchange Act to file with the Commission any report or other document necessitating a post-effective amendment to the Shelf Registration Statement; provided, however, in no event shall any delay pursuant to clause (i) or (ii) hereto exceed 60 days in any 180-day period or 90 days in any 12-month period.  Upon the disclosure of such information, the termination of the condition described above or the effectiveness of such post-effective amendment, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement, shall promptly terminate any suspension of sales it has put into effect and shall take such other actions reasonably necessary to permit registered sales of Registrable Securities as contemplated in this Agreement.

(c)        Failure To Become Effective or Excessive Delay; Liquidated Damages.

(i)         If a Registration Statement required by Section 2.1(a) is not effective before the expiration of the Effectiveness Deadline, then each Holder shall be entitled to a payment (with respect to each Registrable Security held by such Holder), as liquidated damages and not as a penalty, of 0.25% of the Common Stock Price per 30-day period, that shall accrue daily (the “Liquidated Damages”), until such time as such Registration Statement becomes effective or is declared effective or the Registrable Securities, as applicable, covered by such Registration Statement cease to be Registrable Securities.

(ii)        If (A) the Holders shall be prohibited from selling their Registrable Securities under the Registration Statement as a result of a suspension pursuant to Section 2.1(b) of this Agreement in excess of the periods permitted therein or (B) the Registration Statement is filed and becomes or is declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 30 days by a post-effective amendment to the Registration Statement or a subsequent Registration Statement that becomes or is declared effective, a supplement to the prospectus or a report filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that is incorporated by reference therein (other than to the extent permitted by Section 2.1(b)(iii)), then, until the suspension is lifted or such amendment, supplement or report is filed with the SEC and, as applicable, becomes or is declared effective, but not including any day on which a suspension is lifted, if applicable, then each Holder shall be entitled to a payment (with respect to each Registrable Security) from the Company, as liquidated damages and not as a penalty, of 0.25% of the Common Stock Price per 30-day period, that shall accrue daily (the “Delay Liquidated Damages”). For purposes of this Section 2.1(c)(ii), a suspension shall be deemed lifted on the date that either (A) notice that the suspension has been lifted or (B) a post-effective amendment or supplement to the prospectus or report that is incorporated by reference therein, is filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, as applicable, has been declared or has become effective, and in each case is delivered to the Holders pursuant to Section 3.1 of this Agreement.

(iii)       The Liquidated Damages and Delay Liquidated Damages shall be paid to each Holder, with respect to each Registrable Security owned by such Holder, in cash within ten Business Days of the end of each such 30-day period as applicable. Any payments made pursuant to this Section 2.1(c) shall constitute the Holders’ exclusive remedy for such events; provided, however, if the Company certifies that it is unable to pay Liquidated Damages or Delay Liquidated Damages in cash because such payment would result in a breach under a credit facility or other debt instrument, then the Company may pay such Liquidated Damages or Delay Liquidated Damages (the “In-Kind Amount”) in kind, in the form of the issuance of additional Common Stock. Upon any issuance of Common Stock as Liquidated Damages or Delay Liquidated Damages, the Company shall promptly (A) prepare and file an amendment to such Registration Statement prior to its effectiveness adding such Common Stock to such Registration Statement as additional Registrable Securities and (B) prepare and file a supplemental listing application with the exchange on which the Common Stock is then-listed and traded to list such additional Common Stock. The determination of the number of shares of Common Stock to be issued as Liquidated Damages or Delay Liquidated Damages shall be equal to the In-Kind Amount divided by the Common Stock Price as of the trading day immediately preceding the date on which the Liquidated Damages or Delay Liquidated Damages payment is due. Any Liquidated Damages and Delay Liquidated Damages due under this Section 2.1(c) shall be paid to the Holders in immediately available funds, except for any In-Kind Amount, and to the extent the Common Stock are settled through the facilities of The Depository Trust Company, the Company will use its commercially reasonable efforts to deliver the In-Kind Amount through the facilities of The Depository Trust Company to the account of the participant of The Depository Trust Company designated by such Holder.

(d)       Nothing in this Agreement shall affect the rights that any Existing Stockholder may have under the Existing Registration Rights Agreement.

Section 2.2     Piggyback Registration.

(a)        Participation.  Following the consummation of an IPO, if the Company at any time proposes to (i) register any equity securities for its own account for sale to the public in an Underwritten Offering or (ii) otherwise file any registration statement with the Commission relating to any Underwritten Offering of equity securities other than (x) a registration statement on Form S-8 (or any successor form) relating solely to employee benefit plans or (y) a registration statement on Form S-4 (or any successor form) relating solely to a Rule 145 transaction, then, as soon as practicable following the engagement of counsel to the Company to prepare the documents to be used in connection with an Underwritten Offering, the Company shall give not less than 10 Business Days’ notice (or two Business Days in connection with any overnight or bought Underwritten Offering) (including, but not limited to, notice by electronic mail) of such proposed Underwritten Offering to the Holders. Such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing (a “Piggyback Registration”). The notice required to be provided in this Section 2.2(a) to each of the Holders shall be provided on a Business Day pursuant to Section 3.1 hereof.  Each such Holder shall then have eight Business Days (or 36 hours in connection with any overnight or bought Underwritten Offering) to request inclusion of Registrable Securities in the Underwritten Offering.  If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Piggyback Registration.  If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and, (1) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (2) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in such Underwritten Offering.  Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to the Company of such withdrawal prior to the time of pricing of such offering.

(b)        Priority of Piggyback Registration.  If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of equity securities included in a Piggyback Registration advises the Company that the total amount of equity securities which the Selling Holders and any other Persons, including pursuant to the Existing Registration Rights Agreement, intend to include in such offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the equity securities offered or the market for the equity securities, then the equity securities to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises the Company can be sold without having such adverse effect, with such number to be allocated:

(i)         first, to the Company, up to the number of equity securities sought to be sold by the Company in such Underwritten Offering; and

(ii)        second, pro rata among the Selling Holders who have requested participation in the Piggyback Registration and any Existing Shareholders with registration rights pursuant to the Existing Registration Rights Agreement based, for each such Selling Holder or other Existing Shareholder, on the percentage derived by dividing (A) in the case of any Selling Holder, the number of Registrable Securities proposed to be sold by such Selling Holder in such Piggyback Registration, or in the case of any Existing Shareholder, the number of shares of Common Stock proposed to be sold by such Existing Shareholder in accordance with the terms of the Existing Registration Rights Agreement, by (B) the aggregate number of Registrable Securities proposed to be sold by all Selling Holders in the Piggyback Registration and the number of shares of Common Stock proposed to be sold by all Existing Shareholders pursuant to the piggyback registration rights under the Existing Registration Rights Agreement).

(c)        General Procedures.  In connection with any Underwritten Offering under Section 2.2 of this Agreement, the Company shall be entitled to select the Managing Underwriter or Underwriters.  In connection with an Underwritten Offering under Section 2.2 hereof, each Selling Holder and the Company shall enter into an underwriting agreement with the Managing Underwriter or Underwriters which contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement.  Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations.  No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by law.  If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made prior to the pricing of such Underwritten Offering to be effective.  No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses.

Section 2.3     Demand Offering.

(a)        Demand Offering Rights.  Subject to the conditions of this Section 2.3, at any time after the six-month anniversary of the closing of the IPO, each Holder (or one or more Holders) (such Holder(s) that initiate(s) a Demand Request, the “Initiating Holder(s)”) may request (a “Demand Request”) that the Company undertake an Underwritten Offering (a “Demand Offering”), the anticipated aggregate offering price, net of underwriting discounts and commissions, of which is in excess of $15,000,000.  Following receipt of a Demand Request, the Company shall, within ten days of the receipt thereof, give written notice of such request to all other Holders in accordance with Section 3.1 of this Agreement.  Such other Holders shall have up to ten Business Days from the mailing of such notice by the Company to request inclusion of Registrable Securities in the Demand Offering, and, upon receipt of the request from such other Holders, the Company shall, subject to the limitations of Section 2.3(a)(i), use its best efforts to, as soon as possible following the receipt of the notice from all such other Holders (“Accepting Holders” and together with the Initiating Holders, the “Requesting Holders”), undertake and effect such Demand Offering.

(i)         Underwritten Offerings.  The underwriter for a Demand Offering will be selected by the Initiating Holder and shall be reasonably acceptable to the Company.  The right of any Holder to include its Registrable Securities in such Demand Offering shall be conditioned upon such Holder’s participation in such Demand Offering and the inclusion of such Holder’s Registrable Securities in the Demand Offering to the extent provided herein. The Company shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Demand Offering.  No Accepting Holder may participate in such Demand Offering unless such Accepting Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Accepting Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Company, the Initiating Holder and the Managing Underwriter; provided, however, that such withdrawal must be made prior to the pricing of such Demand Offering to be effective.

(b)        Priority of Demand Offering.  If the Managing Underwriter or Underwriters of any proposed Demand Offering of Registrable Securities advises the Company and the Initiating Holder(s) that the total amount of Registrable Securities that the Requesting Holders intend to include in such Demand Offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Registrable Securities offered or the market for the Registrable Securities, then the Registrable Securities to be included in such Demand Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises the Company can be sold without having such adverse effect, with such number to be allocated (i) first, pro rata among the Initiating Holder(s) and their Affiliates (based, for each such Initiating Holder and such Affiliate, on the percentage derived by dividing (1) the number of Registrable Securities proposed to be sold by such Initiating Holder or such Affiliate in such offering by (2) the aggregate number of Registrable Securities proposed to be sold by the Initiating Holders and all of their Affiliates in the Demand Offering) and (ii) second, pro rata among, collectively, the remaining Accepting Holders and Existing Shareholders exercising piggyback registration rights under the Existing Registration Rights Agreement (based, for each such remaining Accepting Holder or Existing Shareholder, as applicable, on the percentage derived by dividing (1) the number of Registrable Securities proposed to be sold by such remaining Accepting Holder in such offering, or number of shares of Common Stock proposed to be sold by such Existing Shareholder by (2) the aggregate number of Registrable Securities proposed to be sold by all such remaining Accepting Holders, and shares of Common Stock proposed to be sold by all Existing Shareholders, in the Demand Offering). For the avoidance of doubt, no other Person may participate in such Demand Offering unless the Initiating Holder and its Affiliates are able to include in such Underwritten Offering 100% of the Registrable Securities requested to be included in the Demand Offering by such Initiating Holder and such Affiliates.

(c)        Number of Demand Offerings.  The Company shall not be obligated to make more than five Demand Offerings in the aggregate for all Holders pursuant to this Section 2.3; provided, however, that the Company shall not be obligated to make any more than three such Demand Offerings in any 12-month period.

(d)       Demand Delay Rights.  Notwithstanding anything to the contrary contained herein, the Company may furnish to the Requesting Holders, within 30 days of the Demand Request, a notice delaying the Demand Offering if (i) the Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the registration statement for the Demand Offering or (ii) the Company has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would be materially detrimental to the Company or its business prospects.

Section 2.4     Sale Procedures.  In connection with its obligations contained in Sections 2.1, 2.2 and 2.3, the Company will, as expeditiously as possible:

(a)        prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;

(b)        furnish to each Selling Holder (i) as far in advance as reasonably practicable and at least five Business Days before filing the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of the Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(c)        if applicable, (i) use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request, (ii) keep such registration or qualification in effect for so long as the applicable Registration Statement remains in effect, and (iii) use its commercially reasonable efforts to do any and all other customary acts and things which may be reasonably necessary or advisable for the Company to do to enable Selling Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holders pursuant to the applicable plan of distribution that is contained in the applicable Registration Statement; provided, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d)       promptly notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus included therein or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus included therein or any amendment or supplement thereto;

(e)        promptly notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus contained in the Registration Statement or any other registration statement contemplated by this Agreement or any supplemental amendment thereto, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose, or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.  Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus, prospectus supplement or any applicable free writing prospectus or take other appropriate action so that the prospectus, prospectus supplement or free writing prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f)        upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(g)        in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement, and (ii) a customary “comfort” letter, dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus included therein any supplement thereto) and as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities;

(h)        otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(i)         make available to the appropriate representatives of the Managing Underwriter and Selling Holders reasonable access to such information and the Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that the Company need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;

(j)         use its commercially reasonable efforts to cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(k)        within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or prospectus used under this Agreement (and any offering covered thereby);

(l)         provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(m)       promptly notify in writing the Selling Holders and the sales or placement agent, if any, therefor when such Registration Statement or related prospectus or free writing prospectus or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective;

(n)        (i) prepare and file with the Commission such amendments and supplements to each Registration Statement as may be necessary to comply with the provisions of the Securities Act, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder; (ii) cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) comply, as to itself, with the provisions of the Securities Act and the Exchange Act and any applicable securities exchange or other recognized trading market with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such prospectus as so supplemented; and (iv) provide additional information related to each Registration Statement as is reasonable and requested by, and to the extent reasonable, obtain any required approval necessary from, the Commission or any federal or state governmental authority; and

(o)        enter into customary agreements and take such other actions as are customary or reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (e) of this Section 2.4, shall forthwith discontinue disposition of the Registrable Securities pursuant to a Registration Statement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.4 or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the Managing Underwriter or underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus, any prospectus supplement and any free writing prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.5     Cooperation by Holders.  Any Holder or Holders of Registrable Securities included in any registration statement shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to herein. The Company shall have no obligation to include in any Registration Statement Registrable Securities of a Holder, in a Piggyback Registration Registrable Securities of a Selling Holder or in a Demand Offering an Accepting Holder who has failed to timely furnish such information which, in the opinion of counsel to the Company, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.7     Restrictions on Public Sale by Holders of Registrable Securities.  Each Holder of Registrable Securities who is included in any Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities during the 30 calendar day period beginning on the date of a prospectus supplement filed with the Commission with respect to the pricing of an Underwritten Offering in which such Holder is participating other than the IPO, or other prospectus (including any free writing prospectus) containing the terms of the pricing of such Underwritten Offering; provided that the duration of the foregoing restriction shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other shareholder of the Company on whom a restriction is imposed.

Section 2.8     Expenses.

(a)        Certain Definitions.  “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Registration pursuant to Section 2.1, a Piggyback Registration pursuant to Section 2.2, a Demand Offering pursuant to Section 2.3 and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance.  Except as otherwise provided in this Section 2.8, the Company shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.  In addition, the Company shall not be responsible for any “Selling Expenses,” which means all underwriting discounts and selling commissions and transfer taxes allocable to the sale of the Registrable Securities.

(b)        Expenses.  The Company will pay all reasonable Registration Expenses in connection with a Piggyback Registration or Underwritten Offering (including any Demand Offerings), whether or not any sale is made pursuant to the Piggyback Registration or Underwritten Offering (including any Demand Offering).  Each Selling Holder shall pay all

Selling Expenses allocated (on a pro rata basis) to such Selling Holder in connection with any sale of its Registrable Securities hereunder.

Section 2.9     Indemnification.

(a)        By the Company.  In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees, attorneys, advisors, Affiliates and managers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in the Registration Statement or other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, as applicable.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b)        By Each Selling Holder.  Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors, officers, employees, advisors, attorneys and Affiliates and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent and subject to the same limitations as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that notwithstanding anything to the contrary contained in this Agreement, the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)        Third Party Claims.  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action (including any action brought by a governmental entity), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party other than under this Section 2.8, except to the extent such indemnifying party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure.  In any action brought against any indemnified party for which a claim of indemnification may be made against the indemnifying party, such indemnified party shall promptly notify the indemnifying party of the commencement of such action; provided, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under this Section 2.8, except to the extent such indemnifying party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed (subject to the limits on indemnification set forth in the proviso of Section 2.8(b) hereof) by the indemnifying party as incurred.  Notwithstanding any other provision of this Agreement, the indemnifying party shall not settle any indemnified claim without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete release from liability of, and does not contain any admission of wrong doing by, the indemnified party.

(d)       Contribution.  If the indemnification provided for in this Section 2.8 is held by a court or government agency of competent jurisdiction to be unavailable to the Company or any Selling Holder or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of such Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification.  The relative fault of the Company on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)        Other Indemnification.  The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.10   Rule 144 Reporting and Compliance.  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees, at all times at which the Company has securities registered pursuant to Section 12 of the Exchange Act, to use its commercially reasonable efforts to:

(a)        make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times after the effective date of the Registration Statement filed by the Company for the IPO;

(b)        file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at all times after the Company has become subject to such reporting requirements); and

(c)        so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the Registration Statement filed by the Company for the IPO), and (ii) unless otherwise available via the Commission’s EDGAR filing system, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration; and

(d)       assist each Investor with the removal of any legends required under Rule 144 under the Securities Act, including with respect to any opinions required thereby, provided that the Company’s obligations hereunder are subject to the reasonable determination of the Company and the Company’s counsel that any such legend removal complies with the Securities Act.

(e)        If requested by any Holder, not disclose to such Holder or its advisors or representatives any material nonpublic information (including, if requested, notices pursuant to Section 2.2), unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Holders, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Holder wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

Section 2.11   Transfer or Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under this Article II may be transferred or assigned by each such Holder to one or more transferee(s) or assignee(s) of such Registrable Securities (a “Transferee”), provided that (i) such transfer or assignment is to an Affiliate of such Holder, (ii) the transfer or assignment is of Registrable Securities with an aggregate value of at least $25,000,000 (determined based on the Common Stock Price) or (iii) such transferring Holder, together with its Affiliates, transfers 100% of the Registrable Securities collectively held by such Holder and its Affiliates.  The Company shall be given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and each such transferee shall assume in writing responsibility for its obligations of such Holder under this Agreement.

Section 2.12   Limitation on Subsequent Registration Rights.  Subject to Section 2.10, from and after the date hereof, the Company shall not, without the prior written consent of a majority of the then outstanding Registrable Securities, (a) enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company on a basis that is superior to the rights granted to any Holder hereunder and (b) enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company on a basis that is in parity with the rights granted to any Holder hereunder.  If the Company enters into any agreement (other than this Agreement) with any current or future holder of any securities of the Company for the inclusion of securities in any registration statement filed by the Company, the Holders shall have a right to be a party to such agreement.

Section 2.13   Aggregation of Registrable Securities.  All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 2.14   Depository Trust Company Settlement Eligibility.  To the extent reasonably requested by any Investor and if permitted by applicable law and the rules and regulations of the Depository Trust Company, the Company shall use its commercially reasonable efforts to make any Registrable Securities eligible for settlement through the facilities of the Depository Trust Company.

ARTICLE III
MISCELLANEOUS

Section 3.1     Communications.  All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five (5) days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the parties at the following addresses (or at such other address for any party as shall be specified by like notices; provided that notices of a change of address shall be effective only upon receipt thereof):

(a)        if to ProPetro Holding Corp., to:

ProPetro Holding Corp.
1706 S. Midkiff, Bldg. B

Midland, Texas 79701
Attention: Chief Executive Officer
Facsimile:  (432) 688-3976

With a copy to:

Energy Capital Partners, LLC

11943 El Camino Real, Suite 220

San Diego, California 92130

Attention: Christopher Leininger

Facsimile:  (858) 703-4401

And to:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, TX 77002
Attention:  Ryan J. Maierson and Thomas G. Brandt
Facsimile:  (713) 546-5401

(b)        if to any Investor, to the address for such Investor set forth on Schedule A:

Section 3.2     Successor and Assigns.  This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.3     Assignment of Rights.  All or any portion of the rights and obligations of the Holders under this Agreement may be transferred or assigned by such Holder in accordance with Section 2.11 hereof.

Section 3.4     Recapitalization, Exchanges, etc. Affecting the Shares.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, stock splits, recapitalizations and the like occurring after the date of this Agreement.

Section 3.5     Specific Performance.  Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.  The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.6     Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.7     Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.8     Governing Law.  The laws of the State of Texas shall govern this Agreement without regard to principles of conflict of laws.

Section 3.9     Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.10   Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by the Company set forth herein or therein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11   Amendment.  This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the Registrable Securities; provided, however, that no such amendment shall adversely and disproportionately affect the rights or obligations of any Holder hereunder without the consent of such Holder and any amendment that establishes new rights for, or enhances existing rights of, any Holder shall apply to all Holders (on a proportionate basis).

Section 3.12   Termination.  The registration rights granted under this Agreement will terminate at such time as there shall no longer be any Registrable Securities.

Section 3.13   No Presumption.  In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14   Further Assurances. The Company and each of the Holders shall cooperate with each other and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date hereof.

PROPETRO HOLDING CORP.

By:	/s/ Jeffrey D. Smith
Name: Jeffrey D. Smith
Title: CFO

Signature Page to Registration Rights Agreement

ADAGE CAPITAL PARTNERS, LP

By: Adage Capital Partners GP, LLC, its General Partner

By: Adage Capital Advisors, LLC, its Managing Member

By:	/s/ Dan Lehan
Name: Dan Lehan
Title: COO

Signature Page to Registration Rights Agreement

Arosa Opportunistic Fund LP

By:	/s/ Jeff Baisley
Name: Jeff Baisley
Title: Chief Operating Officer of Investment Manager

Signature Page to Registration Rights Agreement

DOUBLE BLACK DIAMOND OFFSHORE LTD.

By: Carlson Capital, L.P., its investment advisor

By: Asgard Investment Corp. II, its general partner

By:	/s/ Clint D. Carlson
Name: Clint D. Carlson
Title: President

Signature Page to Registration Rights Agreement

Encompass Capital E&P Master Fund L.P.

By: Encompass Capital Advisors LLC, its Investment Manager

By:	/s/ Larry Kassman
Name: Larry Kassman
Title: Chief Financial Officer

Signature Page to Registration Rights Agreement

Encompass Capital Master Fund L.P.

By: Encompass Capital Advisors LLC, its Investment Manager

By:	/s/ Larry Kassman
Name: Larry Kassman
Title: Chief Financial Officer

Signature Page to Registration Rights Agreement

HARTREE PARTNERS, LP

By: Hartree Partners GP, LLC,
its General Partner

By:	/s/ Stephen M. Semlitz
Name: Stephen M. Semlitz
Title: Managing Director

Signature Page to Registration Rights Agreement

JM COX RESOURCES, L.P.

By: JM Cox Family Management, LLC,
its General Partner

By:	/s/ Adam Rubinson
Name: Adam Rubinson
Title: Vice President

JM COX LEGACY L.P.

By: JM Cox Legacy Management, LLC,
its General Partner

By:	/s/ Adam Rubinson
Name: Adam Rubinson
Title: Vice President

JOHN AND MAURINE COX FOUNDATION

By:	/s/ Adam Rubinson
Name: Adam Rubinson
Title: Director

Signature Page to Registration Rights Agreement

[INVESTOR]
MMF Moore ET Investments, LP By: Moore Capital Management, LP It’s: Investment Manager

By:	/s/ Kerrill O’Mahony
Name: Kerrill O’Mahony
Title: Global Head of Operations

Signature Page to Registration Rights Agreement

Schedule A
Investor Name, Notice and Contact Information

1.            Adage Capital Partners, L.P.

200 Clarendon St. 52nd Floor

Boston, MA  02116

Attn: Dan Lehan, COO

2.            MMF Moore ET Investments, LP

Eleven Times Square

New York, NY 10036

Attn: General Counsel

3.            Encompass Capital Master Fund L.P.

Attn: Larry Kassman

200 Park Avenue, 11th Floor

New York, NY 10166

4.            Encompass Capital E&P Master Fund L.P

Attn: Larry Kassman

200 Park Avenue, 11th Floor

New York, NY 10166

5.            John & Maurine Cox Foundation

400 W. Wall St.

Midland, TX 79701

Attn: Adam Rubinson

6.            JM Cox Resources, L.P.

400 W. Wall St.

Midland, TX 79701

Attn: Adam Rubinson

7.            JM Cox Legacy L.P.

400 W. Wall St.

Midland, TX 79701

Attn: Adam Rubinson

8.            Arosa Opportunistic Fund LP

c/o Arosa Capital Management

120 West 45th St., Suite 3700

New York, NY 10036

Attn: General Counsel

9.            Double Black Diamond Offshore Ltd.

c/o Carlson Capital, L.P.

2100 McKinney Avenue, Suite 1800

Dallas, Texas 75201

Attn: Legal Department

10.    Hartree Partners, LP

1185 Avenue of the Americas

New York, NY 10036

Attn: Charles Cerria

A-23